Exhibit 10.2

FIRST ALBANY CAPITAL, INC.
677 Broadway
Albany, New York 12207

May 18, 2005

Deutsche Bank AG, New York Branch
60 Wall Street, Mail Stop NYC60-3430
New York, New York 10005

Re:	Amendment to Agreement of Sublease, dated as of April 6, 2005, concerning the 9th floor of 1301 Avenue of the Americas, New York, New York 10019

Gentlemen:

Reference is made to that certain Agreement of Sublease, dated as of April 6, 2005 (the “Sublease”), between First Albany Capital, Inc., as sub-subtenant (“Subtenant”), and Deutsche Bank AG, New York Branch, as sub-sublandlord (“Sublandlord”) concerning the 9th floor of 1301 Avenue of the Americas, New York, New York 10019. All initially capitalized terms used and not defined herein shall have the meanings set forth in the Sublease.

In connection with the obligations of Sublandlord and Overlandlord set forth in that certain Landlord Consent to Sub-Sublease (the “Sub-Sublease Consent”) to be entered into by Subtenant, Sublandlord, Overlandlord and Master Landlord contemporaneously herewith, the parties agree that Exhibit “D” attached hereto shall hereby replace Exhibit “D” attached to the Sublease and all references to Exhibit “D” in the Sublease as amended by this Amendment shall mean Exhibit “D” attached hereto.

Additionally, pursuant to said Exhibit “D” and the Sub-Sublease Consent Sublandlord may be responsible to either Master Landlord or Overlandlord on account of obligations arising from or relating to Exhibit “D” or to the Sub-Sublease Consent in connection with Exhibit “D” (“Exhibit D Obligations”), but the Sublease originally contemplated that Sublandlord would in fact have no such obligations. Accordingly, Subtenant agrees with Sublandlord to pay when due Exhibit D Obligations of Sublandlord, and indemnify and reimburse Sublandlord immediately on demand should Sublandlord make any payments of Exhibit D Obligations for all amounts so paid (“Subtenant Exhibit D Indemnity Obligations”), it being understood that Sublandlord may make such payment on demand from Master Landlord or Overlandlord without inquiry to Subtenant as to the validity thereof and regardless of whether Subtenant disputes the validity thereof, and such payment by Sublandlord shall not impair or effect Subtenant’s Exhibit D Indemnity

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Obligation therefor. All costs, charges and sums payable by Subtenant to Sublandlord hereunder shall constitute rent under the Sublease and shall be included in the meaning of the term “Rental”, as otherwise used and defined in the Sublease.

Subtenant has deposited with Sublandlord a letter of credit in the form attached hereto (the “Exhibit D Letter of Credit”) in the original face amount of $220,000.00 (the “Original Exhibit D Security Amount”) as security for the faithful performance and observance by Subtenant of all of the Subtenant Exhibit D Indemnity Obligations. Provided no monetary or material non-monetary default shall have occurred and be continuing at the time of the applicable date on which the Exhibit D Security Deposit Amount (defined below) is to be reduced as provided herein, upon (i) the completion of the work for any of the three (3) stages of work to be completed as listed on Schedule 1 attached hereto and made a part hereof (each stage of work hereinafter, “Stage of Work”) and (ii) Sublandlord’s receipt from Master Landlord of written confirmation or other proof reasonably satisfactory to Sublandlord that the Stage of the Work has been completed, the cost of the Stage of the Work, and that Subtenant has paid all costs of Master Landlord for such Stage of Work in full, the Exhibit D Letter of Credit may be reduced by the lower of (a) the actual cost of such Stage of Work and (b) the estimated cost of such Stage of Work set forth on Schedule 1 hereto less, in each case, any amounts previously drawn by Sublandlord on the Exhibit D Letter of Credit (the Original Exhibit D Security Deposit Amount as it may be so reduced, the “Exhibit D Security Deposit Amount”). Subtenant may deliver, upon such reduction, a substitute Exhibit D Letter of Credit issued by the issuer of the original Exhibit D letter of Credit or amendment to the existing Exhibit D Letter of Credit consented to by Sublandlord in accordance with the requirements of this Paragraph and Article 33 of the Sublease, in the Exhibit D Security Deposit Amount, it being understood that if a substitute Exhibit D Letter of Credit is to be delivered, Sublandlord shall not be obligated to return any Exhibit D Letter of Credit in its possession until Subtenant has delivered the substitute Exhibit D Letter of Credit.

Subtenant agrees that each occurrence (if any) when Sublandlord is required to pay any Exhibit D Obligations shall be a material default under the Sublease in the payment of Rental and, upon such event in each case, Sublandlord shall have the right to draw down the Exhibit D Letter of Credit and use, apply, or retain the whole or any part of the proceeds thereof, or any cash security deposited, as the case may be, to the extent required for payment the Subtenant Exhibit D Indemnity Obligations. The provisions of this Paragraph shall not be a limitation on Sublandlord’s rights and remedies under the Sublease or at law or in equity, including, without limitation, Sublandlord’s right to draw down the Letter of Credit (defined in Section 33.1 of the Sublease) upon a default in payment of Rental or a default in Subtenant’s Exhibit D Indemnity Obligations after the Exhibit D Letter of Credit or any cash security deposited has been fully drawn upon (or for any reason whatsoever cannot be drawn upon).

After completion of all of the Stages of Work and ninety (90) days after Sublandlord’s receipt of written confirmation from Master Landlord or other proof reasonably

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satisfactory to Sublandlord that all Stages of the Work have been completed, the cost of the all Stages of the Work, and that Subtenant has paid all costs of Master Landlord for all Stages of Work in full, the Exhibit D Letter of Credit or cash security, as the case may be, shall be returned to Subtenant.

The final expiry date of the Exhibit D Letter of Credit is stated to be May 2, 2006 (although it is renewable by the issuer for subsequent periods), provided however, it is intended that Subtenant shall continuously maintain the Exhibit D Letter of Credit in full force and effect until a date no earlier than ninety (90) days after Sublandlord’s receipt of written confirmation from Master Landlord or other proof reasonably satisfactory to Sublandlord that all Stages of the Work have been completed, the cost of the all Stages of the Work, and that Subtenant has paid all costs of Master Landlord for all Stages of Work in full. Accordingly, Subtenant agrees that Sublandlord shall have the right to draw down the Exhibit D Letter of Credit, as security for the Subtenant Exhibit D Indemnity Obligations, within forty-five (45) days prior to the then expiration date of the Exhibit D Letter of Credit if Sublandlord has not received a substitute Exhibit D Letter of Credit issued by the issuer of the original Exhibit D letter of Credit or amendment to the existing Exhibit D Letter of Credit consented to by Sublandlord in accordance with the requirements of this Paragraph and Article 33 of the Sublease, extending the expiration date of such Exhibit D Letter of Credit for an additional six (6) or more months, it being understood that if a substitute Exhibit D Letter of Credit is to be delivered, Sublandlord shall not be obligated to return any Exhibit D Letter of Credit in its possession until Subtenant has delivered the substitute Exhibit D Letter of Credit. If Sublandlord draws upon the Exhibit D Letter of Credit in accordance with the previous provisions of this paragraph, it shall deposit the proceeds thereof into a bank or savings and loan association to be selected, from time to time, by Sublandlord in its sole discretion, which account shall be separate from Sublandlord’s funds and shall be designated as the security deposit account for the Subtenant Exhibit D Indemnity Obligations. Sublandlord agrees to hold the said security in such an account, subject, however, to the terms of this letter agreement, with respect to the application of such security to the extent required for payment the Subtenant Exhibit D Indemnity Obligations. Subtenant agrees that Sublandlord shall be entitled to receive and retain any interest earned on such security.

The provisions of Sections 33.4 and 33.5 of the Sublease shall apply to the Exhibit D letter of Credit as if the term “Letter of Credit” used in therein shall mean the “Exhibit D Letter of Credit”.

This amendment shall be governed by and construed in accordance with the laws of the State of New York. Except as amended hereby, the Sublease shall continue in full force and effect and is hereby ratified and confirmed.

Please acknowledge your agreement with the terms contained herein by executing this letter amendment in the space provided below and returning an original counterpart of the executed letter amendment to each of the other parties hereto, whereupon this letter

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amendment shall constitute the entire agreement of the parties hereto with respect to the matters contemplated hereby. To facilitate execution, this letter amendment may be executed in one or more counterparts and all such counterparts shall collectively constitute a single instrument.

Sincerely,

FIRST ALBANY CAPITAL, INC.

By:	/s/ Steven R. Jenkins

Name: Steven R. Jenkins
Title: Chief Financial Officer

AGREED TO THIS 18TH DAY OF MAY, 2005

DEUTSCHE BANK AG, NEW YORK BRANCH

By:	/s/ Howard Becker

Name: Howard Becker
Title: Attorney In Fact

By:	/s/ Jeffrey S. Greenberger

Name: Jeffrey S. Greenberger
Title: Attorney In Fact

The undersigned, as guarantor of the Sublease, hereby acknowledges and agrees that the term “Sublease” in the Guaranty shall mean the Sublease as modified by this letter amendment.

FIRST ALBANY COMPANIES, INC.

By:	/s/ Steven R. Jenkins

Name: Steven R. Jenkins
Title: Chief Financial Officer